Exhibit 10.5

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (“Agreement”), dated as of January ___, 2015, is by and between Multiplayer Online Dragon, Inc., a Nevada corporation (the “Pledgor”), and Baptist Community Services, a Texas non-profit corporation (the “Pledgee”).  In consideration of the mutual promises contained in this Agreement, and intending to be legally bound, Pledgor and Pledgee agree as follows:

WHEREAS, Amarillo National Bank (“ANB”), NaturalShrimp Holdings, Inc., a Delaware corporation (“NSH”), NaturalShrimp Corporation, a Delaware corporation (“NSC”), NaturalShrimp Global, Inc., a Delaware corporation formerly known as NaturalShrimp International, Inc. (“NSI”), Natural Shrimp San Antonio, L.P., a Texas limited partnership, Shirley Williams, Gerald Easterling and Mary Ann Untermeyer, and High Plains Christian Ministries Foundation, are or were parties to that certain Loan Agreement dated September 13, 2005, as amended and modified by the certain Consent Agreement, dated as of October 13, 2006, by and among the same parties (collectively, the “Loan Agreement”), pursuant to which NSH issued to ANB a secured promissory note, dated September 13, 2005, in the original principal amount of $1,500,000, (such secured promissory note, as modified as provided below, the “Note”);

WHEREAS, subsequent to the closing of the Loan Agreement, the Note was modified (i) by that certain Change In Terms Agreement dated September 16, 2006, whereby the principal amount of the Note was increased to $2,000,000 and the maturity date was extended to September 13, 2008, and (ii) on September 13, 2008 to extend the maturity date of the Note to September 15, 2009;

WHEREAS, NSH’s obligations under the Note are secured by: (i) security interests granted pursuant to that certain Security Agreement dated September 13, 2005; (ii) Subordination Agreements dated September 13, 2005 entered into by the limited partners of Natural Shrimp San Antonio, L.P. for the benefit of ANB; and (iii) Pledge Agreements dated September 13, 2005 entered into by NSH and certain shareholders of NSH for the benefit of ANB, (collectively, with the Loan Agreement, the “Loan Documents”);

WHEREAS, ANB and Pledgee are parties to that certain Assignment Agreement dated March 26, 2009, pursuant to which ANB assigned and transferred to Pledgee all of ANB’s right, title and interest in and to (i) the Note, including all moneys now due or hereafter to become due to ANB under the Note; (ii) the Loan Agreement and (iii) the Loan Documents;

WHEREAS, NSH issued to Pledgee a subordinated promissory note, dated December 31, 2008, in the original principal amount of $70,000 and with a maturity date of September 15, 2009 to provide working capital to Pledgor for its use to pay interest due under the Note, taxes, and premiums for insurance policies covering its assets (such subordinated promissory note, as modified on April 7, 2009, collectively with the Note, the “Notes”)

WHEREAS, Pledgor has requested that Pledgee provide its consent under the Loan Documents for a proposed transaction (the “Transaction”) between NSH and Pledgor, whereby NSH will acquire approximately seventy two percent (72%) of the issued and outstanding stock of Pledgor as consideration for the acquisition by Pledgor from NSH of all of the issued and outstanding stock of NSH’s wholly owned subsidiaries, NSC and NSI, over which Pledgee has a security interest pursuant to the Loan Documents, which Pledgee has agreed to do so subject to, as a condition precedent, the execution of this Agreement;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. As used herein, the following terms shall have the meanings set forth below. Capitalized terms not defined herein shall have the meanings given them in the Loan Agreement.

“Agreement” has the meaning set forth in the Preamble hereto.

“ANB” has the meaning set forth in the Recitals hereto.

“Event of Default” shall mean an Event of Default under any of the Loan Documents and any of the following:  (i) the breach in any material respect of any warranty, representation or covenant made by the Pledgor under this Agreement or any other Loan Document, (ii) the Pledged Collateral is assigned for the benefit of creditors, or bankruptcy proceedings are commenced by or against the Pledgor, or (iii) any lien attaches to any of the Pledged Collateral other than the lien and security interest granted hereby.

“Governing Documents” means the certificate of incorporation and bylaws, each as amended and in effect as of the date of this Agreement, of NSC and NSI, as well as any other agreement, including, without limitation, any shareholders agreement or voting agreement, to which the Pledged Interests are subject or which otherwise relates to the voting, consensual and other powers of ownership pertaining to the Pledged Interests.

                      “Guaranty Agreement” means the guaranty agreement by and between NSC and NSI, as guarantors, and Pledgee in favor of Pledgee, dated as of even date herewith.

“Guaranty Repayment” means the obligation of NSC and NSI to pay any and all amounts under the Guaranty Agreement to satisfy the obligation to pay principal of and interest on the Notes by NSH, plus any interest thereon and any costs and expenses Pledgee is entitled to recover pursuant to the terms of the Loan Agreement.

“Loan Agreement” has the meaning set forth in the Recitals hereto.

“Loan Documents” has the meaning set forth in the Recitals hereto.

“MOD” has the meaning set forth in the Recitals hereto.

“Note” has the meaning set forth in the Recitals hereto.

“Notes” has the meaning set forth in the Recitals hereto.

“NSC” has the meaning set forth in the Recitals hereto.

“NSH” has the meaning set forth in the Recitals hereto.

“NSI” has the meaning set forth in the Recitals hereto.

“Pledged Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Pledged Interests” shall mean all the capital stock of NSC and NSI owned by the Pledgor, either owned at the date of this Agreement or hereafter acquired.

“Transaction” has the meaning set forth in the Recitals hereto.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

Section 2. Representations and Warranties. Pledgor represents and warrants to Pledgee that:

(a)  Pledgor is the sole beneficial owner of the Pledged Collateral in which it grants the security interests pursuant to Section 3 hereof and no lien exists upon such Pledged Collateral (and no right or option to acquire the same exists in favor of any other person or entity), except for the pledge and security interests in favor of Pledgee created or provided for herein, which pledge and security interests will constitute a first priority perfected pledge and security interest in and to all of the Pledged Collateral.

(b)  The Pledged Interests owned by Pledgor are, and any other interest in which Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized and validly issued and no such interest is or will be subject to any contractual restriction or any restriction under the Governing Documents upon the transfer of such Pledged Interests (except for any such restriction contained herein).

(c)  The Pledged Interests constitute all of the issued and outstanding stock in NSC and NSI held by Pledgor and such Pledged Interests are owned by Pledgor.

(d)  No authorization or approval or other action by and no notice to or filing with, any governmental authority is required for:

(i)  the grant by Pledgor of the liens granted pursuant to this Agreement; or

(ii)  the perfection of Pledgee’s security interests.

(e)  There is no financing statement, security agreement, chattel mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, the Pledged Collateral or any rights relating thereto.

Section 3.  The Pledge.

3.01           Pledged Collateral.  As collateral security for the prompt payment in full when due of the Notes, the Guaranty Repayment and any interest thereon, Pledgor hereby pledges and grants to each Pledgee a security interest in all of Pledgor’s right, title and interest in the following property, whether now owned by Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Pledged Collateral”):

(a)  the Pledged Interests;

(b)  all cash dividends, stock splits, stock dividends, or other similar right associated with the Pledged Interests;

(c)  all other rights and privileges with respect to such Pledged Interests; and

(d)  all proceeds of and to any of the property of Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

3.02           Order of Priority.  Pledgor shall have a first priority lien and security interest in the Pledged Collateral.

Section 4. Further Assurances: Remedies. In furtherance of the grant of the pledge and security interests pursuant to Section 3 hereof, Pledgor hereby agrees with Pledgee as follows:

4.01           Delivery and Other Perfection.  Pledgor shall deliver the certificates representing the Pledged Interests, together with stock transfer powers duly executed in blank, upon execution of this Agreement to Pledgee and shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of Pledgee) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Pledgee to exercise and enforce its rights hereunder with respect to such pledge and security interest.

4.02           Certain Covenants of Pledgor.

(a)  Pledgor will not create, permit or suffer to exist, and Pledgor will defend the Pledged Collateral against, and take such other action as is necessary to remove, any lien on the Pledged Collateral, and will defend the right, title and interest of Pledgee in and to any of Pledgor’s rights under the Pledged Collateral against the claims and demands of all persons whomsoever.

(b)  Pledgor will advise Pledgee promptly upon obtaining actual knowledge thereof, in reasonable detail, of any lien or claim made or asserted against any of the Pledged Collateral.

(c)  Until the Notes are paid in full, Pledgor shall not, and shall cause NSC and NSI not to, without the prior written consent of Pledgee:

(i) declare or pay any dividend, distribution or allocation of any of their cash or assets to any of their respective stockholders or to any other Person;

(ii) incur any additional debt, other than (A) debt (including capitalized lease obligations) incurred after the date hereof, in an aggregate principal amount outstanding at any one time not in excess of $250,000, solely for the purpose of financing all or any part of the acquisition cost of any equipment, and (B) trade payables in the ordinary course of business; or

(iii) make any change to their corporate existence and fail to observe corporate formalities in their dealings with each other.

4.03 Certain Rights Concerning the Pledged Collateral.

(a)           So long as no Event of Default shall have occurred and be continuing, Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Interests owned by Pledgor for all purposes not inconsistent with the terms of this Agreement.

(b)           Unless and until an Event of Default has occurred and is continuing, Pledgor shall be entitled to receive and retain any dividends or other distributions on the Pledged Interests paid in cash out of earned surplus that they are permitted to receive.

(c)           If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not Pledgee exercises any available right or seek or pursue any other relief or remedy available to it under applicable law or under this Agreement relating to such Event of Default, all dividends and other distributions on the Pledged Interests shall be paid directly to Pledgee and retained by it as part of the Pledged Collateral, subject to the terms of this Agreement, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to Pledgee shall, upon request of Pledgor (except to the extent theretofore applied to the Guaranty Repayment), be returned by Pledgee to Pledgor.

4.04 Events of Default.

(a)           Event of Default.  During the period during which an Event of Default shall have occurred and be continuing:

(1)   Pledgee shall have all of the rights and remedies with respect to the Pledged Interests of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Interests as if Pledgee were the sole and absolute owners thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(2)  Pledgee in its discretion, may in its name or in the name of Pledgor, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Interests, but shall be under no obligation to do so; and

(3)  Pledgee may, upon fifteen (15) days’ prior written notice to Pledgor of the time and place, with respect to the Pledged Interests or any part thereof that shall then be or shall thereafter come into the possession, custody or control of Pledgee or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Pledged Interests, at such place or places as Pledgee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and Pledgee or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Interests so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(b)           The proceeds of each collection, sale or other disposition under this Section 4.04 shall be applied in accordance with Section 4.06 hereof.

(c)           Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, and applicable state securities laws, Pledgee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Pledgee than those obtainable through a public sale without such restrictions, and, agrees that given such circumstances a private sale is a commercially reasonable manner of disposing of the Pledged Collateral and that Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(d)           Pledgee may act in its own best interest in pursuing remedies under this Agreement without regard to the interests of the Pledgor or any of its agents or representatives.  The powers conferred on Pledgee hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers.  To the extent permitted by applicable law, Pledgor waives all claims, damages, and demands it may acquire against Pledgee arising out of the exercise by Pledgee of its rights hereunder, except for those arising from Pledgee’s gross negligence or willful misconduct.

4.05           Private Sale. Pledgee shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 4.04 hereof conducted in a commercially reasonable manner. Pledgor hereby waives any claims against Pledgee arising by reason of the fact that the price at which the Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Guaranty Repayment.

4.06           Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Pledged Collateral pursuant hereto, and any other cash at the time held by Pledgee under this Section 4, shall be applied by Pledgee:

(a)           First, to pay any amounts due and not yet paid (other than principal of and interest on the Notes) to Pledgee pursuant to the terms of the Loan Agreement;

(b)           Second, to payment in full of the Guaranty Repayment (if any) and the payment of the reasonable costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of Pledgee and the reasonable fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by Pledgee in connection therewith; and

(e)           Finally, to the payment to Pledgor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, “proceeds” of Pledged Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Pledged Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Pledgor or any issuer of or obligor on any of the Pledged Collateral.

4.07           Attorney-in-Fact. Upon the occurrence and during the continuance of any Event of Default, Pledgee is hereby appointed Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as Pledgee shall be entitled under this Section 4 to make collections in respect of the Pledged Collateral, Pledgee shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any dividend, payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

4.08           Continuing Security Interest; Termination.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of the Notes, Guaranty Repayment (if any) and any other amounts payable pursuant to the terms and provisions of the Loan Documents, (ii) be binding upon Pledgor and its respective successors and assigns, and (iii) inure, together with the rights and remedies of Pledgee hereunder, to the benefit of Pledgee and its successors, transferees and assigns.  When the Notes, the Guaranty Repayment and any other amounts payable pursuant to the terms and provisions of the Loan Documents shall have been paid in full, this Agreement shall terminate, and Pledgee shall, at the Pledgee’s expense, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Collateral and money received in respect thereof, to or on the order of Pledgor.

4.09           Further Assurances. Pledgor agrees that, from time to time upon the written request of Pledgee, Pledgor will execute and deliver such further documents and do such other acts and things as may be necessary or desirable or as Pledgee may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Pledgor agrees to furnish any such information to Pledgee promptly upon reasonable request by Pledgee.

4.10           Transfer of Pledged Interests. Prior to the payment in full of the Notes, the Guaranty Repayment (if any) and any other amounts payable pursuant to the terms and provisions of the Loan Documents, Pledgor shall not transfer, assign, sell or otherwise dispose of its Pledged Interests without the prior written consent of Pledgee.

Section 5. Miscellaneous.

5.01           No Waiver. No failure on the part of Pledgee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Pledgee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.02           Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its address for notices specified under its signature hereto, and any such notices, requests, consents and demands shall be effective upon receipt.

5.03           Expenses. Pledgor agrees to reimburse Pledgee for all reasonable costs and expenses of Pledgee (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any Event of Default, or failure to comply with this Agreement, and any enforcement or collection proceeding resulting therefrom (including, without limitation, all manner of participation in or other involvement with (i) performance by Pledgee of Pledgor’s obligations in respect of the Pledged Collateral that Pledgor has failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pledged Collateral, and for the care of the Pledged Collateral and defending or asserting rights and claims of Pledgee in respect thereof, by litigation or otherwise, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings whether or not the workout, restructuring or transaction contemplated thereby is consummated); and (b) all costs and expenses associated with the enforcement of this Section 5.03.  Furthermore, the cost and expenses associated with the enforcement of this Section 5.03 shall be entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

5.04           Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Pledgee and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

5.05           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor’s successors and assigns, provided, however, that Pledgor shall not assign or transfer its rights hereunder without the prior written consent of Pledgee.

5.06           Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.07           Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

5.08           Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION), EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

5.09           Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed and interpreted according to the  ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the parties hereto and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.10           Failure of Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Pledgee in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.11           Standard of Care. The powers conferred on Pledgee hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Pledgee shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Pledgee accords its own property.

5.12 Consent to Jurisdiction and Service of Process.

(a) Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN DISTRICT COURT LOCATED IN POTTER COUNTY, TEXAS AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

(b)           Service of Process. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS SERVED, SERVED BY U.S. CERTIFIED MAIL OR SERVED IN THE MANNER PROVIDED FOR COMMUNICATIONS IN THIS AGREEMENT, AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES, SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTED OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGOR:
MULTIPLAYER ONLINE DRAGON, INC.

By:
Name:
Title:

Address for Notices:

9477 Greenback Lane, Suite 524A
Folsom, CA 95630
Attn.:  Principal Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGEE:

BAPTIST COMMUNITY SERVICES

By:
Name:
Title:

Address for Notices:

701 Park Place
Amarillo, TX  79101
Attention:  Stephen T. Dalrymple